                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   American Fidelity Dual Strategy Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                   AMERICAN FIDELITY DUAL STRATEGY FUND, INC.
                           2000 N. CLASSEN BOULEVARD
                         OKLAHOMA CITY, OKLAHOMA 73106
                                 (800) 662-1106

                           NOTICE OF SPECIAL MEETING

     Notice is hereby given that a special meeting of shareholders of American Fidelity Dual Strategy Fund, Inc. (the "Fund"), a Maryland corporation, will be
held on June   , 1999 at 9:00 a.m., Central Time, at the offices of the Fund,
2000 N. Classen Boulevard, Oklahoma City, Oklahoma 73106. At the meeting, shareholders of the Fund will be asked to consider and vote upon the following:

     (1) To approve or disapprove a new investment sub-advisory agreement between American Fidelity Assurance Company and Todd Investment Advisors, Inc. ("Todd Investment") pursuant to which Todd Investment will act as sub-advisor with respect to a portion of the assets of the Fund, to become effective upon the acquisition of Todd Investment by Fort Washington Investment Advisors, Inc.

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on March   , 1999 are
entitled to notice of, and to vote at, the meeting. The accompanying Proxy Statement contains more information about the meeting. Whether you plan to attend the meeting or not, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED VOTING INSTRUCTION OR PROXY, AS THE CASE MAY BE, so that a quorum will be present and a maximum number of shares may be voted.

                                            By Order of the Board of Directors

                                            Daniel D. Adams, Jr.
                                            Secretary

Oklahoma City, Oklahoma
April   , 1999

                   AMERICAN FIDELITY DUAL STRATEGY FUND, INC.
                           2000 N. CLASSEN BOULEVARD
                         OKLAHOMA CITY, OKLAHOMA 73106
                                 (800) 662-1106

                                PROXY STATEMENT

     This Proxy Statement is furnished by American Fidelity Dual Strategy Fund, Inc. (the "Fund") to its shareholders on behalf of the Fund's Board of Directors in connection with the Fund's solicitation of the accompanying proxy. This proxy will be voted at a Special Meeting of Shareholders (the "Meeting") to be held on
June   , 1999 at 9:00 a.m., Central Time, at the offices of the Fund, 2000 N.
Classen Boulevard, Oklahoma City, Oklahoma 73106, for the purposes set forth below and in the accompanying Notice of Special Meeting. This Proxy Statement is
being mailed to shareholders on or about April   , 1999.

     At the Meeting, shareholders will be asked to consider and vote upon the following:

     (1) To approve or disapprove a new investment sub-advisory agreement (the "New Agreement") between American Fidelity Assurance Company and Todd Investment Advisors, Inc. ("Todd Investment") pursuant to which Todd Investment will act as sub-advisor with respect to a portion of the assets of the Fund, to become effective upon the acquisition of Todd Investment by Fort Washington Investment Advisors, Inc.

     (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     As of the close of business on March   , 1999 (the "Record Date"), there
were      shares of the Fund outstanding, all of which were held of record by
American Fidelity Assurance Company ("American Fidelity"). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting.

     The shares of the Fund may only be purchased by separate accounts of insurance companies for the purpose of funding variable annuity contracts (such contracts are referred to herein as "Contracts"). As of the Record Date, the shares were available for purchase only by American Fidelity Separate Account A. American Fidelity will vote the shares of the Fund on behalf of Separate Account A in accordance with instructions received from Contract participants (collectively, "Contract Participants") with respect to all matters on which shareholders are entitled to vote. Interests in Contracts for which no timely instructions are received will be voted in proportion to the instructions which are received from Contract Participants.

REQUIRED VOTE AND BOARD RECOMMENDATION

     The affirmative vote of the holders of a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940, as amended (the "Act")) of the Fund is required to approve the New Agreement. The vote of a "majority of the outstanding voting securities" of the Fund means the lesser of
(1) the vote of 67% or more of the shares of the Fund present at the Meeting, if the holders of more than 50% of the shares of the Fund are present or represented by proxy at the Meeting, or (2) the vote of more than 50% of the shares of the Fund.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE NEW AGREEMENT.

CERTAIN VOTING MATTERS

     Each share of the Fund is entitled to one vote and each fractional share is entitled to a proportionate share of one vote.

     The persons named in the accompanying proxy will vote as directed by the proxy. If a proxy is signed and returned but does not give voting directions, it will be voted FOR the New Agreement. With respect to any other matters (none of which are now known to the Fund's Board of Directors) that may be presented at the Meeting, all proxies will be voted in the discretion of the persons appointed as proxies.

     If a shareholder signs and returns a proxy but abstains from voting, the shares represented by the proxy will be counted as present and entitled to vote on the New Agreement for purposes of determining a quorum at the Meeting, but the abstention will have the effect of a negative vote. Because American Fidelity is the sole record holder of Fund shares, none of the shares can be voted by a broker.

     A shareholder may revoke the accompanying proxy at any time prior to its use by filing with the Secretary of the Fund a written revocation or duly executed proxy bearing a later date. The proxy will not be voted if a shareholder is present at the Meeting and elects to vote in person. Attendance at the Meeting alone will not serve to revoke the proxy.

                            APPROVAL OR DISAPPROVAL
                          OF THE NEW AGREEMENT BETWEEN
                     AMERICAN FIDELITY AND TODD INVESTMENT

BACKGROUND

     The Fund's investment advisor is American Fidelity Assurance Company. American Fidelity, on behalf of the Fund, has engaged two portfolio advisors (i.e. sub-advisors) to manage the investments of the Fund. Todd Investment is one of those sub-advisors. The Meeting has been called for the purpose of considering a new investment sub-advisory agreement (the "New Agreement") between American Fidelity and Todd Investment.

     A new sub-advisory agreement is necessary because of a proposed transaction (the "Transaction") whereby all the outstanding stock of Todd Investment would be acquired by Fort Washington Investment Advisors, Inc. ("Fort Washington"), and Todd Investment would become an indirect wholly owned subsidiary of The Western and Southern Life Insurance Company ("Western and Southern"). Completion of the Transaction will represent a change in the ownership of Todd Investment, and, as such, will have the effect of terminating the existing sub-advisory agreement with Todd Investment. Accordingly, shareholders are being asked to approve the New Agreement with Todd Investment under its new ownership.

THE FUND REORGANIZATION

     Effective January 1, 1999, American Fidelity Variable Annuity Fund A, a separate account of American Fidelity organized as a management investment company, was converted into a unit investment trust (Separate Account A). As part of the reorganization, the assets of Variable Annuity Fund A were transferred intact to the Fund in exchange for shares of the Fund. Separate Account A invests exclusively in shares of the Fund, which are held by American Fidelity on behalf of Separate Account A. All Separate Account A Contract Participants are beneficial owners of Fund shares.

THE EXISTING AGREEMENT

     In connection with the reorganization, the Fund retained American Fidelity as its investment advisor pursuant to a Management and Investment Advisory Agreement. In turn, American Fidelity entered into an Investment Sub-Advisory Agreement with Todd Investment effective as of January 1, 1999 (the "Existing Agreement") pursuant to which Todd Investment acts as a sub-advisor to the Fund. The Fund's Board of Directors, including a majority of the members of the Board of Directors who were not parties to the Existing Agreement or "interested persons" (as defined in the Act) of the Fund or Todd Investment, approved the Existing Agreement at a meeting held on September 18, 1998, and the Fund's initial shareholder approved the Existing Agreement on December 22, 1998. The Existing Agreement provides for its automatic termination in the event of its assignment (within the meaning of Section 15(a) of the Act), including a change in ownership of Todd Investment.

     Under the Existing Agreement, Todd Investment is entitled to receive from American Fidelity an annual fee of 0.38% of Fund assets under its management or $50,000, whichever is greater, calculated on the value of Fund assets under its control on the last trading day of each calendar quarter. For the year ended December 31, 1998, American Fidelity paid Todd Investment $315,500 for its sub-advisory services to the Fund's predecessor, Variable Annuity Fund A. At December 31, 1998, the net assets of Variable Annuity Fund A under Todd Investment's management were approximately $92.9 million.

THE EXEMPTION ORDER

     Todd Investment has applied for an order of exemption (the "Order") from the Securities and Exchange Commission (the "Commission") permitting the implementation of the New Agreement without prior shareholder approval. The requested exemption would cover an interim period of up to 150 days that would commence on the later of (1) the date the Transaction is consummated (the "Closing Date") or (2) the date on which the Order is issued by the Commission, and continuing through the date on which the New Agreement is approved or disapproved by shareholders of the Fund (but in no event later than September 9, 1999) (the "Interim Period"). The Closing Date is expected to occur on or about April 14, 1999. If the requested Order is issued, the New Agreement will terminate at the end of the Interim Period if Fund shareholders have not approved it during the Interim Period.

     If the Order is issued, the sub-advisory fees payable to Todd Investment under the New Agreement will be paid into an interest-bearing escrow account maintained by THE FUND'S CUSTODIAN. The amount in the escrow account, including any interest earned, will be paid to (1) Todd Investment only if the shareholders of the Fund approve the New Agreement by the end of the Interim Period, or (2) the Fund if the shareholders of the Fund do not approve the New Agreement by the end of the Interim Period. Before any such payment is made, the Fund's Board of Directors will be notified.

     Todd Investment has agreed to take all appropriate steps to ensure that the scope and quality of investment advisory services provided to the Fund by Todd Investment during the Interim Period will be at least equivalent in the judgment of the Board of Directors of the Fund to the scope and quality of services provided by Todd Investment under the Existing Agreement.

TERMS OF THE NEW AGREEMENT

     Except for different effective and termination dates, the terms of the New Agreement are substantially the same as the terms of the Existing Agreement.

     Under the New Agreement, Todd Investment is entitled to receive from American Fidelity an annual fee equal to 0.38% of the Fund's assets under its management or $50,000, whichever is greater. This fee arrangement is identical to the fee arrangement contained in the Existing Agreement.

     Under the New Agreement, Todd Investment will provide certain investment advisory services to the Fund, including deciding what securities will be purchased and sold by the Fund, when such purchases and sales are to be made, soliciting brokers to effect transactions, and negotiating brokerage commissions, in each case with respect to the Fund securities under its management, all in accordance with the fundamental investment policies of the Fund, any directions that American Fidelity or the Fund's Board of Directors may give from time to time with respect to the Fund, the provisions of the Act and any rules thereunder, and any other applicable state or federal laws. In addition, Todd Investment will determine the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the Fund's portfolio securities managed by Todd Investment will be exercised. Neither Todd Investment nor any of its affiliates may act as a broker for Fund securities transactions.

     If the New Agreement is approved at the Meeting, it will continue in effect for one year and thereafter for successive annual periods, provided its continuance is specifically approved at least annually by (1) the Fund's Board of Directors or a vote of the holders of a "majority of the outstanding voting securities" (as defined in the Act) of the Fund, and (2) a majority of the Directors who are not parties to the New Agreement or

"interested persons" (as defined in the Act) of the Fund or of Todd Investment, cast in person at a meeting called for that purpose.

     The New Agreement provides that it may be terminated at any time, without penalty, (1) by American Fidelity, by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund, upon 30 days written notice, or (2) by Todd Investment upon 30 days written notice to American Fidelity. The New Agreement will also terminate if Todd Investment ceases to be registered as an investment advisor under the Investment Advisers Act of 1940 (the "Advisers Act") or other applicable law or becomes subject to an order of the Commission or other regulatory authority restricting its activities.

     The New Agreement states that when placing orders with brokers and dealers Todd Investment must use its best efforts to obtain the most favorable net price and execution available except to the extent otherwise provided by Section 28(e) of the Securities Exchange Act of 1934. In selecting brokers to effect portfolio transactions, Todd Investment uses its best efforts to obtain for its clients the most favorable price and execution available except to the extent that it determines that clients should pay a higher brokerage commission for brokerage and research services. In evaluating the overall reasonableness of brokerage commissions paid, Todd Investment reviews the type and quality of the execution services rendered and the quantity and nature of the portfolio transactions effected and compares generally the commissions paid to brokers with the commissions believed to be charged by other brokers for effecting similar transactions as well as with commissions generally charged by brokers prior to the introduction of negotiated commission rates. In addition, it takes into account the quality and usefulness of the brokerage and research services, if any, that may be furnished by such brokers. Research services provided by brokers may be used by Todd Investment in advising all of its clients and not all such services may be used by the clients which paid the commissions. Conversely, however, a client of Todd Investment may benefit from research services provided by brokers whose commissions are paid by other clients. As a result, Todd Investment may cause clients to pay a broker which provides brokerage and research services to Todd Investment a higher brokerage commission than would have been charged by another broker which was not providing such services.

     Todd Investment will provide, at its expense, all necessary investment and management facilities, including salaries of personnel required for it to faithfully execute its duties, and administrative facilities, including clerical personnel and equipment necessary for it to conduct the investment advisory affairs of the Fund efficiently (excluding pricing and bookkeeping services). Todd Investment is not obligated to pay any expenses for the Fund.

     The New Agreement provides that Todd Investment will act in good faith and will have no liability for any error of judgment or loss incurred by the Fund in connection with recommendations or investments made by Todd Investment in its management of Fund assets. Todd Investment has indemnified American Fidelity and the Fund against any loss they suffer as a result of a breach of the New Agreement or the willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Todd Investment in the performance of its duties under the New Agreement.

     The services to be provided by Todd Investment under the New Agreement, the procedures for continuing and terminating the New Agreement (other than the automatic termination resulting from failure to obtain shareholder approval during the Interim Period if an Order from the Commission is obtained), and the brokerage and liability provisions are substantially identical to those of the Existing Agreement.

THE TRANSACTION

     Fort Washington and Stifel Financial Corp. ("Stifel") have entered into a purchase agreement (the "Purchase Agreement") dated as of January 27, 1999, under which Stifel will sell all of the outstanding shares of all of the capital stock of Todd Investment to Fort Washington. Fort Washington is an investment advisor registered under the Advisers Act since 1990. Fort Washington provides investment advisory services to individual and institutional clients. As of December 31, 1998, Fort Washington had assets under management of $12.7 billion.

INFORMATION ABOUT TODD INVESTMENT

     Todd Investment maintains offices at 101 South Fifth Street, Suite 3160, Louisville, Kentucky 40202. Todd Investment is registered under the Advisers Act.

     Todd Investment has 30 years of experience managing investments for institutional clients. At December 31, 1998, Todd Investment managed over $3.1 billion for 59 clients, of which $1.4 billion represented equity assets. Todd Investment generates all of its revenues from fee-based investment counseling and employs six portfolio managers. The primary portfolio manager for the Fund assets managed by Todd Investment is Robert P. Bordogna, who has been with Todd Investment since 1980 and in the business for 29 years. The backup portfolio manager is Curtiss M. Scott, Jr., who has been with Todd Investment since 1996, in the business for 20 years and is a chartered financial analyst. Prior to joining Todd Investment, Mr. Scott was a partner and managing director of Executive Investment Advisors, Inc. in Louisville, Kentucky. Todd Investment has not acted as an investment adviser to a registered investment company other than the Fund and its predecessor. Since December 1993, Todd Investment has been an indirect wholly-owned subsidiary of Stifel, a financial services holding company based in St. Louis, Missouri.

     Todd Investment's principal executive officers and directors are shown below. The address of each, as it relates to his or her duties at Todd Investment, is the same as that of Todd Investment. Upon consummation of the Transaction, Messrs. Walker and Kruszewski will resign from the Board of Directors of Todd Investment and will be replaced by two directors designated by Fort Washington. Each of the other individuals named below will have the same position with Todd Investment after the Transaction.

                                          PRINCIPAL OCCUPATION (POSITIONS ARE WITH
             NAME                       TODD INVESTMENT UNLESS OTHERWISE INDICATED)
             ----                       -------------------------------------------
Bosworth M. Todd..............  Chairman; Director, First Capital Bank of Kentucky,
                                Louisville, KY (1996-present); Director of SAMC*
Robert P. Bordogna............  Director, President and Chief Executive Officer; Director of
                                SAMC*
George Herbert Walker, III....  Director; Chairman of Stifel; Chairman and Chief Executive
                                Officer of Stifel, Nicolaus and Company*
Ronald J. Kruszewski..........  Director; President and Chief Executive Officer of Stifel
                                and Stifel, Nicolaus and Company* (1997-present); Managing
                                Director and Chief Financial Officer of Baird Financial
                                Corporation and Managing Director of Robert W. Baird & Co.,
                                Incorporated (1993-1997)
Richard A. Loebig.............  Executive Vice President
Gayle S. Dorsey...............  Executive Vice President (1997-present); Vice President,
                                J.J.B. Hilliard, W.L. Lyons, Inc., Louisville, KY
                                (1976-1997)
Sam C. Ellington..............  Vice President
Curtiss M. Scott, Jr..........  Vice President
Margaret C. Bell..............  Vice President of Marketing
C. Kevin Blair................  Vice President, Business Development (1997-present); Vice
                                President, PNC Bank, Kentucky, Louisville, KY (1992-1997)

---------------

* Stifel is the parent of Stifel Asset Management Corp. ("SAMC") and Stifel, Nicolaus and Company, a registered broker-dealer. SAMC is the immediate parent of Todd Investment.

SHARE OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

     As of February 15, 1999, the following persons were beneficial owners of more than 5% of the outstanding shares of the Fund:

                                                                NUMBER OF     PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES         CLASS
            ------------------------------------              -------------   ----------
American Fidelity Separate Account A                          18,548,065.44    100.00%
2000 N. Classen Boulevard
Oklahoma City, Oklahoma 73106
American Fidelity Companies Employee                           1,513,642.21*     8.16%*
  Savings Plan Trust
2000 N. Classen Boulevard
Oklahoma City, Oklahoma 73106

---------------

 *  Shares beneficially owned as a Contract owner.

     As of February 15, 1999, the Board of Directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund.

EVALUATION OF THE EXISTING AGREEMENT

     On December 22, 1998, the Board of Directors of the Fund, including a majority of the Directors of the Fund who were not parties to the Existing Agreement or "interested persons" (as defined in the Act) of the Fund (the "Independent Fund Directors"), approved the Existing Agreement.

     For purposes of reviewing the Existing Agreement, the Board of Directors of the Fund, including the Independent Fund Directors, evaluated

     - the nature, quality and extent of the services furnished by Todd Investment,

     - Todd Investment's experience and investment record,

     - comparative data as to investment performance, advisory fees and other fees, including fee and expense ratios of funds similar to the Fund,

     - the scope of Todd Investment's portfolio management activities,

     - Todd Investment's investment philosophy and process,

     - the advantages and possible disadvantages to the Fund of having a sub-advisor that does not serve any other investment companies, and

     - Todd Investment's financial resources and the continuance of assurances that Todd Investment will continue to furnish high quality services to the Fund.

DIRECTORS' EVALUATION OF THE NEW AGREEMENT

     On February 24, 1999, the Board of Directors of the Fund, including a majority of the Directors who are not parties to the New Agreement or "interested persons," approved the New Agreement. The Board of Directors believes that the terms of the New Agreement are fair to, and in the best interest of, the Fund and the shareholders and recommends that the shareholders approve the New Agreement.

     In evaluating the New Agreement, the Board of Directors considered a number of factors, including information about the Transaction. The Directors of the Fund also relied on representations by Todd Investment and Fort Washington that:

     - the same Todd Investment investment personnel would continue to provide advisory services to the Fund,

     - the same persons who are presently responsible for the investment policies of Todd Investment will continue to direct the investment policies of Todd Investment following the Transaction, and

     - the proposed Transaction would not have a material effect on the operations of the Fund.

     Todd Investment further represented that under the New Agreement, during the Interim Period, the scope and quality of services provided to the Fund will be at least equivalent to the scope and quality of the services it previously provided. Todd Investment stated that if any material change in its personnel occurs during the Interim Period, Todd Investment will apprise and consult with the Board to ensure that the Board, including a majority of the independent Directors, are satisfied that the scope and quality of the sub-advisory services provided to the Fund will not be diminished.

     The Board of Directors of the Fund also considered that Todd Investment's compensation is payable at the same rate under the New Agreement and the Existing Agreement, and the other terms of the New Agreement are substantially unchanged from the Existing Agreement, except for different effective and termination dates.

     Furthermore, the Board of Directors of the Fund considered the commitment of Western and Southern to pay for or reimburse the Fund and its affiliates for expenses incurred in connection with the Transaction, and the steps that Fort Washington has taken to assure the retention of key individuals by Todd Investment. In particular, the Board of Directors considered that Bosworth M. Todd, Jr. and Robert P. Bordogna each will enter into an employment agreement with Todd Investment, which will become effective on the Closing Date, and that Mr. Bordogna and Mr. Scott, as well as other key employees of Todd Investment, will be eligible to receive retention bonus payments through December 31, 2002. The Board of Directors considered other factors it deemed relevant.

     Accordingly, the Board of Directors of the Fund concluded that the Fund should receive investment advisory services under the New Agreement equal or superior to those it currently receives under the Existing Agreement, at the same fee levels.

                              GENERAL INFORMATION

PROXY SOLICITATION

     The principal solicitation of proxies (including voting instructions by Contact Participants) will be by mail, but proxies may be solicited by telephone, facsimile and personal contact by officers and regular employees of American Fidelity. All costs associated with the preparation, filing and distribution of this Proxy Statement, the solicitation and the Meeting will be borne by Western and Southern or its affiliates and not by the Fund.

OTHER MATTERS TO COME BEFORE THE MEETING

     The Fund's management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     The Meeting is a special meeting of shareholders. The Fund is not required to, nor does it intend to, hold regular annual meetings of shareholders. If an annual meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal promptly to the Fund.

LAST MEETING OF PREDECESSOR'S SECURITY HOLDERS

     American Fidelity Variable Annuity Fund A, the Fund's predecessor, held its last annual meeting of Contract owners on December 21, 1998. At the meeting, Contract owners voted the Accumulation Units attributable to their accounts (one vote per Unit) as follows:

     1. To elect the Board of Managers (each nominee was an existing member of the Board and was reelected):

                             FOR        AUTHORITY WITHHELD
                         ------------   ------------------
John W. Rex              5,133,540.33       140,878.90
Daniel D. Adams, Jr.     5,152,167.07       122,252.16
Jean G. Gumerson         5,128,477.17       145,942.06
Edward C. Joullian, III  5,124,852.17       149,567.06
Gregory M. Love          5,098,370.71       176,048.52
J. Dean Robertson        5,120,334.09       154,085.14
G. Rainey Williams       5,149,296.92       125,122.31

     2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the year ended December 31, 1998

    FOR         AGAINST      ABSTAIN
------------   ----------   ----------
4,979,215.08    73,960.85   221,243.30

     3. To approve an Agreement and Plan of Reorganization whereby American Fidelity Variable Annuity Fund A would be converted from an open-end management investment company to a unit investment trust and would transfer all of its assets to the Fund in exchange for Fund shares

    FOR         AGAINST      ABSTAIN
------------   ----------   ----------
4,738,281.50   176,718.44   359,419.29

REPORTS TO SHAREHOLDERS

     The Fund will furnish, without charge, a copy of the most recent annual report to shareholders within three business days of any request. Requests for such reports should be made by calling (800) 662-1106 or by writing to the Fund, P.O. Box 25520, Oklahoma City, Oklahoma 73125-0520.

SOURCES OF INFORMATION

     All information contained in this Proxy Statement and the accompanying materials about Fort Washington and Western and Southern and their respective affiliates and the Transaction has been provided by Western and Southern. Information about Todd Investment and its affiliates has been provided by Todd Investment.

     YOUR VOTE IS IMPORTANT. PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTION OR PROXY, AS THE CASE MAY BE, IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By Order of the Board of Directors

                                            Daniel D. Adams, Jr.
                                            Secretary
April   , 1999
Oklahoma City, Oklahoma

                                                                      EXHIBIT A



                       INVESTMENT SUB-ADVISORY AGREEMENT


         THIS INVESTMENT SUB-ADVISORY AGREEMENT (the "Agreement") is made and entered into on the date hereafter set forth between AMERICAN FIDELITY ASSURANCE COMPANY (the "Client"), which is the investment adviser to American Fidelity Dual Strategy Fund, Inc. (the "Fund"), and TODD INVESTMENT ADVISORS, INC. (the "Investment Sub-Adviser").

1. APPOINTMENT OF INVESTMENT SUB-ADVISER. Effective on the Effective Date, the Client hereby appoints Investment Sub-Adviser to serve as investment adviser to the Client in respect of those assets of the Fund specified in writing on or before the Effective Date and from time to time thereafter by the Client to be subject to this Agreement (which assets, together with any assets which are added at a subsequent date or which are received as a result of the sale, exchange, or transfer of any of such assets are herein collectively referred to as the "Investment Assets"). The "Effective Date" shall be the date on which Stifel Financial Corp. ("Stifel") transfers all of the outstanding stock of the Investment Sub-Adviser pursuant to that certain purchase agreement dated as of January 27, 1999 between Stifel and Fort Washington Investment Advisors, Inc.

   The Investment Sub-Adviser hereby accepts such appointment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

2. THE INVESTMENT ASSETS. The Investment Assets shall consist of such cash, stocks, bonds and other securities which, from time to time, the Client places under the investment supervision of the Investment Sub-Adviser and/or which shall become part of the Investment Assets as a result of transactions therein or otherwise. The Client may make additions to or withdrawals from the Investment Assets in such amounts as the Client shall determine.

3. CUSTODIANSHIP OF THE INVESTMENT ASSETS. The Investment Assets have been deposited with InvesTrust, N.A. (the "Custodian") and are maintained by the Custodian in safekeeping on its premises, in a recognized clearing corporation, or in the Federal Reserve book-entry system, in the name of the Fund, the Custodian or the clearing corporation, or in the nominee name of any of the foregoing. The Investment Sub-Adviser is hereby authorized to give instructions to the Custodian with respect to the consummation of transactions on behalf of the Client in the Investment Assets, and the Custodian is hereby authorized to act in response to instruc tions given by the Investment Sub-Adviser. The Client agrees to take any other action and deliver any certificates reasonably necessary to confirm the foregoing authorization to the Custodian. The Client shall advise the Investment Sub-Adviser if any other entity is appointed to serve as Custodian for the Investment Assets prior to the date such entity succeeds the Custodian. The term

"Custodian" includes all successors to the presently serving Custodian.

4. MANAGEMENT OF INVESTMENT ASSETS.

   4.1 General Powers and Duties. So long as the Investment Sub-Adviser's appointment under Section 1 hereof remains in effect, the Investment Sub-Adviser shall, subject to the provisions of Section 4.2 hereof, have complete discretion and authority in the investment and reinvestment of the Investment Assets and shall determine what securities or other property shall be acquired, held, or disposed of and, subject to the provisions of Section 4.4 hereof, what portion of the Investment Assets shall be held uninvested. The Investment Sub-Adviser's investment and reinvest ment authority shall include, without limitation, authority to purchase, sell, exchange, convert, trade, and generally to deal in the Investment Assets. The Investment Sub-Adviser shall have authority to direct the Custodian with respect to the investment and management of the Investment Assets.

   The Investment Sub-Adviser's authority shall include the exercise of all voting rights pertaining to the Investment Assets. However, the Investment Sub-Adviser shall have no obligation to exercise any particular voting rights unless the Custodian or the Client shall have furnished the pertinent proxies to the Investment Sub-Adviser a reasonable time prior to the deadline before which such proxies are required to be submitted. The Investment Sub-Adviser has the duty to maintain accurate records as to any vote or action taken with respect to any stock or other securities which are part of the Investment Assets and to take such further action as may be necessary for the Fund to participate fully in any transaction undertaken by issuers of Investment Assets.

   4.2 Investment Policy. Investment objectives, policies and other guidelines for the management of Investment Assets, including requirements as to diversification are set forth in Exhibit A to this Agreement. The Investment Sub-Adviser shall discharge its duties hereunder in accordance with said investment guidelines as the same may be revised or supplemented from time to time by the Client.

   4.3 Prudence and Diversification. The Investment Sub-Adviser shall discharge its duties hereunder at all times with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enter prise of a like character and with like aims.

   4.4 Minimum Liquidity Requirements. The Client shall give the Investment Sub-Adviser reasonable advance notice of any cash requirements from the Investment Assets, and the Investment Sub-Adviser shall maintain in cash or cash equivalents sufficient assets to meet such cash requirements.

   4.5 Instructions to Securities Brokers and Dealers. The Investment Sub-Adviser is hereby empowered to issue orders for the purchase, sale or exchange of securities with respect to the Investment Assets directly to a broker or dealer. The Investment Sub-Adviser shall give the Custodian and the Client prompt written notification of each such execution in accordance with the provisions of Section 5.1 hereof, and the Investment Sub-Adviser shall instruct the broker or dealer concerned to forward a copy of the confirmation of the execution of such order to the Custodian and the Client.

   4.6 Selection of Securities Brokers and Dealers. The Investment Sub-Adviser may select and employ securities brokers and dealers to effect any securities transactions concerning the investment management of the Investment Assets. In the selection of such brokers and dealers by the Investment Sub-Adviser and the placing of orders with them, the Investment Sub-Adviser shall use its best efforts to obtain for the Investment Assets the most favorable net price and execution available except to the extent otherwise provided by Section 28(e) of the Securities Exchange Act of 1934, as amended, or by other applicable law. Notwithstanding anything in this Section 4.6 to the contrary, the Client may instruct the Investment Sub-Adviser in writing to engage securities brokers and dealers specified by the Client to effect, with respect to the Investment Assets, securities transactions, or particular securities transactions, and the Investment Sub-Adviser shall act in accordance with such instructions. The Investment Sub-Adviser shall not be responsible or liable for any acts or omissions by any broker or dealer selected pursuant to this Section 4.6 provided the Investment Sub-Adviser has acted reasonably in the exercise of due care in the selection of such broker or dealer and has not otherwise participated in, directly or indirectly, such acts or omissions by such broker or dealer.

   4.7 Other Accounts of the Investment Sub-Adviser. It is understood that the Investment Sub-Adviser performs investment advisory services for various clients and accounts other than the Client. The Investment Sub-Adviser may give advice and take action in the performance of its duties with respect to any of such other clients or accounts which may be the same as or differ from the timing or nature of action taken with respect to the Investment Assets, provided that the Investment Sub-Advisor allocates to the Investment Assets, to the extent practicable, opportunities to acquire or dispose of investments over a period of time on a basis no less favorable than its allocation of such opportunities to such other clients and accounts and seeks over a period of time to obtain comparable execution of similar transactions among its clients. It is understood that the Investment Sub-Adviser shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security which the Investment Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Investment Sub-Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Fund.

   4.8 Limit of Liability. The Investment Sub-Adviser shall act in good faith and shall not be liable for any error of judgment or loss incurred by the Fund in connection with recommendations or investments made by the Investment Sub-Adviser in its management of the Investment Assets.

5. INFORMATION AND REPORTS.

   5.1 Reports to Client. Initially, the Investment Sub-Adviser shall submit a daily written report to the Client promptly following the close of regular trading on the New York Stock Exchange detailing the actions taken by the Investment Sub-Adviser under this Agreement during such day. The report shall contain such information in such form as the Client has specified, or from time to time shall specify, to the Investment Sub-Adviser. In addition, the Investment Sub-Adviser shall provide such other reports on the performance of the Investment Assets at such times, for such periods and in such form as the Client shall reasonably request, taking into account the Investment Sub-Adviser's ability to produce such reports without undue burden to the Investment Sub-Adviser.

   5.2 Records and Accounts. The Investment Sub-Adviser shall keep accurate and detailed records and accounts of the Investment Assets and of all receipts, disbursements, and other transactions hereunder affecting the Investment Assets. All such records and accounts, and all documents relating thereto shall be open at all reasonable times and under reasonable conditions to inspection and audit by any person or persons designated by the Client.

   5.3 Exchange of Information. The Client and the Investment Sub-Adviser agree to provide to each other such information as the Investment Adviser or the Client, as the case may be, may reason ably request to enable it to carry out its duties, obligations, and responsibilities under this Agreement or applicable law.

   5.4 Information to be Confidential. All information and advice furnished to or obtained by the Client or the Investment Sub-Adviser under or in connection with this Agreement shall be treated as confidential and shall not be disclosed to third parties except as required by law, including the disclosure obligations of an investment company to its securities holders under the federal securities laws.

6. FEE PAYABLE TO INVESTMENT SUB-ADVISER. For services under this Agreement, the Investment Sub-Adviser shall be entitled to receive from the Client a fee in an amount equal to the greater of (a) .095% of the current value of the Investment Assets as of the close of the last trading day of March, June, September and December (.38% on an annual basis) or (b) $12,500 per quarter ($50,000 on an annual basis). Such fee shall be payable in arrears as soon as practicable, but not more than 10 business days, after the last day of each calendar quarter.

7. REPRESENTATIONS BY CLIENT. The Client hereby represents and warrants to the Investment Sub-Adviser that:

         (a) Maryland Corporation. The Fund is a corporation formed under the Maryland General Corporation Law.

         (b) Investment Company. The Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (c) Investment Adviser. The Client has been duly appointed to serve as the investment adviser of the Fund.

         (d) Delivery of Information. The Client will deliver to the Investment Sub-Adviser, in writing, all of the information, documents and instruments which the Investment Sub-Adviser may reasonably request in order that it shall be able to perform its duties hereunder.

         (e) Approval of Agreement. This Agreement has been approved by the Investment Committee of the Client, by the Board of Directors of the Fund, including a majority of the members of the Fund's Board of Directors who are not Interested Persons of the Investment Sub-Adviser or the Fund and, prior to the Effective Date, will be approved by a Majority Vote of Shareholders. "Majority Vote of Shareholders" means, in accordance with Section 2(a)(42) of the Investment Company Act, the vote, at an annual or a special meeting of shareholders of the Fund, duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. "Interested persons" are those persons defined in Section 2(a)(19) of the Investment Company Act.

         (f) Owner of Investment Assets. As of the Effective Date, the Fund will be the owner of all Investment Assets which are the subject of this Agreement.

         (g) Receipt by Client of Part II of Form ADV. The Client acknowledges that it has received from the Investment Sub-Adviser prior to or contemporaneously with the Client's execution of this Agreement a copy of Part II of the Investment Sub-Adviser's Form ADV as currently on file with the Commission under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act").

8. REPRESENTATIONS BY INVESTMENT SUB-ADVISER. The Investment Sub-Adviser hereby represents and warrants to and agrees with the Client that:

         (a) Registration as Investment Adviser. The Investment Sub-Adviser is and will be duly registered as an "investment adviser" in accordance with the Investment Advisers Act and with any other regulatory authorities pursuant to any other applicable laws. The Investment Sub-Adviser is not subject to any order of the Commission or any other regulatory authority restricting its activities.

         (b) Affiliated Brokers. Unless authorized in writing by the Client, neither the Investment Sub-Adviser nor any parent, subsidiary or related firm, individual or other entity related to the Investment Sub-Adviser shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund.

         (c) Meetings with Client and Fund. A representative of the Investment Sub-Adviser shall personally meet with the Invest ment Committee of the Client or its designated representative as reasonably requested by the Client to explain the investment and management activities of the Investment Sub-Adviser, and any reports related thereto, at such times as may be mutually agreed by the Investment Sub-Adviser and the Client. In addition, a representative of the Investment Sub-Adviser shall attend the Fund's annual Board of Directors meetings and shall be prepared to discuss the Investment Sub-Adviser's economic outlook, investment strategy, individual holdings included in the Investment Assets and such other related matters as the Board of Directors shall request.

         (d) Compliance With Laws. Nothing in this Agreement shall be deemed to authorize the Investment Sub-Adviser to effect any transactions in contravention of its fiduciary obligations, duties or responsibilities under the Investment Advisers Act, this Agreement or any other applicable federal or state laws or regulations (including all applicable securities laws and regula tions) or the rules of any national securities exchange. The Investment Sub-Adviser shall at all times in the performance of its duties hereunder comply with the Investment Advisers Act and such other laws, regulations and rules.

         (e) Indemnification. In addition to any other rights which the Client or the Fund may have against the Investment Sub-Adviser, the Investment Sub-Adviser shall indemnify the Client and the Fund and hold them harmless with respect to any loss or damage, or costs or expenses suffered by them as a result of (i) a breach by the Investment Sub-Adviser of this Agreement, or (ii) the willful misfeasance, bad faith or gross negligence of the Invest ment Sub-Adviser or any of its employees or agents acting under its supervision or control to perform any of its obligations and duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement, the Investment Advisers Act or any other applicable law or regulation; provided, the Investment Sub-Adviser shall have no responsibility or liability for any loss incurred by reason of any act or omission of the Client, a custodian or any broker-dealer.

9. MISCELLANEOUS.

   9.1 Amendment. This Agreement may be amended at any time by mutual agreement of the Client and the Investment Sub-Adviser, provided that any material amendment shall have been approved by a Majority Vote of Shareholders, by the Fund's Board of Directors and by the vote of a majority of the members of the Fund's Board of Directors who are not Interested Persons of the Investment Sub-Adviser or the Fund cast in person at a meeting called for the purpose of voting on such approval.

   9.2 Term. This Agreement shall have an initial term of one year from the Effective Date and thereafter shall continue from year to year if continuance is approved at least annually by (a) the Fund's Board of Directors or a Majority Vote of Shareholders and (b) the vote of a majority of the members of the Fund's Board of Directors who are not Interested Persons of the Investment Sub-Adviser or of the Fund cast in person at a meeting called for the purpose of voting on such approval.

   9.3 Termination. This Agreement shall automatically terminate in the event of its assignment, within the meaning of Section 15(a) of the Investment Company Act, unless an order of the Commission is issued exempting such assignment. If this Agreement is not approved by the favorable vote of a majority of the outstanding voting securities of the Fund on or before September 9, 1999, it will terminate and the Investment Sub-Advisor shall not be entitled to receive any fees for services rendered under this Agreement, either pursuant to Section 6 hereof or otherwise. This Agreement may be terminated at any time, on 30 days' written notice to the Investment Sub-Adviser, without payment of any penalty, by the Client, the Board of Directors of the Fund or by a Majority Vote of Shareholders. If at any time the representation contained in Section 8(a) hereof ceases to be true, this Agreement shall terminate forthwith without penalty or payment of any kind by the Client. The Investment Sub-Adviser may terminate this Agreement at any time upon 30 days' prior written notice to the Client. If this Agreement shall terminate at any time other than at the end of a calendar quarter, the Investment Sub-Adviser shall be entitled to receive the fee set forth in Section 6 hereof for the portion of the quarter elapsed prior to the date of termination, prorated on a daily basis.

   9.4 Errors and Omissions Policy. The Investment Sub-Adviser agrees that, at its sole expense, it will maintain an errors and omissions insurance policy that covers the acts, errors and omissions by the Investment Sub-Adviser, its employees or agents during the term of this Agreement. Upon request of the Client, the Investment Sub-Adviser shall provide evidence of such insurance.

   9.5 Governing Law; Severability. This Agreement and its performance shall be governed by and construed in accordance with the applicable laws of the United States and, to the extent permitted by such laws, with the laws of the State of Oklahoma. In case any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Agreement but shall be fully severable, and the Agreement shall be construed and enforced as if such illegal or invalid provision had not been included herein.

   9.6 Notices. Unless the parties otherwise agree, all notices, instructions and advice with respect to matters contem plated by this Agreement shall be in writing and effective when received, and delivery shall be made personally, by registered or certified mail, return receipt requested, overnight courier or confirmed facsimile and addressed as follows:

       Client:           American Fidelity Assurance Company
                         P.O. Box 25523
                         Oklahoman City, Oklahoma  73125
                         Attention: Investment Department
                         Telephone: (405) 523-5398
                         Facsimile: (405) 523-5573

       Investment
       Sub-Adviser:      Todd Investment Advisors, Inc.
                         101 South Fifth Street, Suite 3160
                         Louisville, Kentucky  40202
                         Attention: Robert P. Bordogna
                         Telephone: (502) 585-3121
                         Facsimile: (502) 585-4203

Either party may change any of the above information by providing notice to the other party in the manner set forth above. All reports required to be delivered by the Investment Sub-Adviser to the Client pursuant to Section 5.1 of this Agreement shall be delivered in the manner specified from time to time by the Client. Any communications from the Investment Sub-Adviser of a routine nature may be delivered by U.S. mail to the person(s) specified by the Client.

     In recognition of their acceptance of the terms and conditions of this Agreement, the Client and the Investment Sub-Adviser hereby execute this Agreement by their duly authorized representatives this _____ day of ________________, 1999.


CLIENT:                                AMERICAN FIDELITY ASSURANCE COMPANY


                                       By
                                         --------------------------------------
                                         Name:  John W. Rex
                                         Title: President


INVESTMENT SUB-ADVISER:                TODD INVESTMENT ADVISORS, INC.


                                       By
                                         --------------------------------------
                                         Name:  Robert P. Bordogna
                                         Title: President and Chief
                                                Executive Officer

                   AMERICAN FIDELITY DUAL STRATEGY FUND, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

               INSTRUCTIONS OF PARTICIPANT UNDER AMERICAN FIDELITY
                  SEPARATE ACCOUNT A VARIABLE ANNUITY CONTRACT


Name                                   Billing Number
    --------------------------------                 ---------------------------

Number of Votes Attributable to Participant's Individual Account
                                                                ----------------

         At the Special Meeting of Shareholders of American Fidelity Dual Strategy Fund, Inc. (the "Fund") to be held on June ___, 1999, or any adjournment thereof, I, a participant under a variable annuity contract of American Fidelity Separate Account A supported by Fund shares, hereby instruct the record holder of Fund shares, American Fidelity Assurance Company, to cast all votes attributable to my individual account as follows:

         1. To approve or disapprove a new investment sub-advisory agreement between American Fidelity Assurance Company and Todd Investment Advisors, Inc. ("Todd Investment") pursuant to which Todd Investment will act as sub-advisor with respect to a portion of the assets of the Fund, to become effective upon the acquisition of Todd Investment by Fort Washington Investment Advisors, Inc.

                     [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

         2. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please complete this form and forward it, as promptly as possible, in the enclosed self-addressed envelope which requires no postage.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE FOR THE NEW INVESTMENT SUB-ADVISORY AGREEMENT. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN ABOVE, THE VOTES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT WILL BE CAST FOR THE NEW INVESTMENT SUB-ADVISORY AGREEMENT. YOUR VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND. YOU MAY REVOKE YOUR INSTRUCTIONS AT ANY TIME PRIOR TO THE VOTE AT THE MEETING BY SENDING YOUR WRITTEN REVOCATION, OR A SIGNED PROXY BEARING A LATER DATE, TO AMERICAN FIDELITY ASSURANCE COMPANY.


DATE                                   SIGNATURE
    ------------------------------              --------------------------------

                   AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

                                      PROXY

         The undersigned holder of record of ___________ shares (the "Shares") of common stock of American Fidelity Dual Strategy Fund, Inc. (the "Fund") at the close of business on March ___, 1999, does hereby constitute and appoint JOHN W. REX and DANIEL D. ADAMS, JR., or either of them (with full power to act alone), as attorneys and agents for the undersigned, to vote as proxies for the undersigned and with full power of substitution to attend and represent the undersigned at the Special Meeting of Shareholders of American Fidelity Dual Strategy Fund, Inc., to be held at the office of American Fidelity Assurance Company, 2000 N. Classen Boulevard, Oklahoma City, Oklahoma, on June ___, 1999, at 9:00 A.M., Central Time, and at any adjournment thereof, and for or on behalf of the undersigned to vote upon the proposition described below and upon any other business which may properly come before the meeting in accordance with the instructions provided. The undersigned hereby revokes any proxy or proxies heretofore given by it.

         1. To approve or disapprove a new investment sub-advisory agreement between American Fidelity Assurance Company and Todd Investment Advisors, Inc. ("Todd Investment") pursuant to which Todd Investment will act as sub-advisor with respect to a portion of the assets of the Fund, to become effective upon the acquisition of Todd Investment by Fort Washington Investment Advisors, Inc.

                     [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

                             Shares               Shares              Shares
                  ----------           ----------          ----------

         2. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated                 , 1999           AMERICAN FIDELITY ASSURANCE COMPANY
     -----------------


                                       By
                                          --------------------------------------

                                          Name
                                              ----------------------------------

                                          Title
                                               ---------------------------------

PLEASE SIGN THIS FORM AND FORWARD IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE. THE ABSENCE OF A QUORUM WOULD REQUIRE THE SCHEDULING OF ANOTHER MEETING.